                                                                     EXHIBIT 4.7

     [The Company has entered into agreements substantially similar in all material respects to this agreement. A schedule of such similar agreements is attached to this exhibit.]


                         SECURITIES PURCHASE AGREEMENT

                             Satellink Paging Inc.

                     Series C Convertible Preferred Stock

 This Securities Purchase Agreement (this "Agreement") is made between Satellink Paging Inc., a Georgia corporation (the "Seller"), and the undersigned prospective purchaser (the "Purchaser") who is purchasing hereby shares (the "Series C Shares") of the Seller's Series C Convertible Preferred Stock, which has the rights, preferences and limitations set forth in the Designation of Terms of Series C Convertible Preferred Stock attached hereto as Exhibit A. The purchase price per share is $1,000.00. This Agreement is being entered into in accordance with and subject to the terms and conditions described in this Agreement.

 In consideration of the premises and the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the parties hereto agree as follows:

 A.      SALE OF SERIES C SHARES AND CONSIDERATION
         -----------------------------------------

         The Purchaser hereby agrees to purchase the number of Series C Shares indicated on the signature page hereto at a purchase price of $1,000.00 per Series C Share. Payment for the Series C Shares will be made by wire transfer in accordance with the following instructions:

                ABA#: Wachovia Bank of Georgia. ABA routing # 061000010
                ----------------------------------------------------------------
                ACCOUNT #: for credit to account # 18-716-416
                ----------------------------------------------------------------
                NAME: Wachovia Bank -- Satellink Paging Inc, Operating Account
                ----------------------------------------------------------------

 B.      REPRESENTATIONS AND WARRANTIES OF THE SELLER
         --------------------------------------------

         The Seller hereby represents and warrants to the Purchaser that:

         (1) The Seller is a corporation duly incorporated and validly existing and in good standing under the laws of Georgia.

         (2) The Seller is duly authorized to execute and deliver this Agreement.

         (3) This Agreement is a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally or general principles of equity (whether applied in an action at law or in equity).

(4) The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice; (i) any provision of the Articles of Incorporation, or By-laws of the Seller, as amended, a copy of which By-laws are attached as Exhibit C hereto (the "By-Laws"), or the articles of incorporation or by-laws of any subsidiary of the Seller; (ii) any provision of any judgment, decree or order to which the Seller or any of its subsidiaries is a party or by which their respective property is bound;
         (iii) any material contract, obligation or commitment to which the Seller or any of its subsidiaries is a party or by which their respective property is bound; or (iv) any statute, rule or governmental regulation applicable to the Seller or any of its subsidiaries.

 (5) No consent, approval, order or authorization of any court, administrative agency, or other governmental entity or any other person is required by or with respect to the Seller in connection with the execution and delivery of this Agreement by the Seller; provided, however, that the consent of the holders of the Series A Convertible Preferred Stock is required in order to establish the senior priority of the Series C Preferred Stock to such Series A Convertible Preferred Stock, and such consent is a condition precedent to the consummation of this Agreement.

 (6)     The authorized capital of the Seller consists of:

         (a)    Class A Common Stock. 5,000,000 shares of Common Stock (the
                --------------------
                "Class A Common Stock"). The Seller has reserved 10,860 shares of Class A Common Stock for issuance upon conversion of the Series A Preferred Stock and the Series C Convertible Preferred Stock into Class A Common Stock;

         (b)    Class B Common Stock. 20,000 shares of Common Stock (the "Class
                --------------------
                B Common Stock");

         (c)    Series A Convertible Preferred Stock. 7,500 shares of Series A
                ------------------------------------
                Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into shares of Class A Common Stock on the terms and conditions contained in the Seller's Articles of Incorporation, a copy of which are attached as Exhibit B hereto (the "Articles of Incorporation");

         (d)    Series B Convertible Preferred Stock. 30,000 shares of Series B
                ------------------------------------
                Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock is convertible into shares of Common Stock on the terms and conditions contained in the Seller's Articles of Incorporation; and

         (e)    Series C Convertible Preferred Stock. 3,500 shares of Series C
                ------------------------------------
                Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock is convertible into shares of Class A Common Stock or Series B Convertible Preferred Stock on the terms and conditions contained in the Seller's Articles of Incorporation.

 (7) Except for the conversion rights of the holders of the Series A Preferred Stock, as set forth in the Articles of Incorporation and except as set forth on Schedule I attached hereto, there are no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities of Seller.

 (8) The Seller will not, as of the Closing, own or control or have any investment in any corporations, associations or other business entities other than those set forth in Schedule II hereto.

 (9) The Series C Shares, when issued, sold and delivered in accordance with the terms of and for the consideration expressed in this Agreement, shall be duly and validly issued, fully-paid and non-assessable, and neither the Seller nor the holder thereof shall be subject to any preemptive or similar rights with respect thereto, except as set forth in the Articles of Incorporation.

 (10) Except for obligations under this Agreement, the contracts or agreements listed on Schedule III, and except as disclosed in the financial statements of the Seller, neither the Seller nor any of its subsidiaries have any material debts, liabilities or obligations, fixed or contingent, of whatever nature or character.

 (11) Neither the Seller nor any of its subsidiaries is in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on either of them, or relating to their property or business, which violation would materially adversely affect the assets or financial condition of the Seller or any of its subsidiaries.

 (12) There is no litigation, suit, action, proceeding, investigation or indictment pending, or to the knowledge of the Seller, threatened, before any court, public board or commission, against the Seller or any of its subsidiaries. Further, there are no judgments, orders, writs, injunctions, decrees, indictments or information, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal or judicial, governmental or administrative department, body, agency administrator or official, grand jury or any other form for the resolution of grievances) against or relating to the Seller or involving any of its property or business wherein an unfavorable decision, ruling or finding would materially adversely affect the assets or financial condition of the Seller or any of its subsidiaries.

 (13) All federal and all material state, local and foreign tax returns and reports required to be filed by the Seller or any of its subsidiaries have been filed, and all taxes, interest, assessments or deficiencies, fees and other governmental charges upon the Seller or any of its subsidiaries, or upon any of their properties, income or franchises, shown in such returns and on assessments received by the Seller or any of its subsidiaries to be due and payable or claimed to be due and payable by any governmental authority, have been paid except where the failure to so pay any such amount would not have a material adverse effect on the assets or financial condition of Seller. Neither the Seller nor any of its subsidiaries is a party to any pending action or proceeding, nor, to the knowledge of the Seller, is any such action or proceeding threatened by any governmental authority for the assessment or collection of taxes, interest, penalties, assessments or deficiencies, and no claim for assessment or collection of taxes, interest, penalties, assessments or deficiencies has been asserted against the Seller. No material issue has been raised by any federal, state, local or foreign taxing authority as a result of an audit or examination of the tax returns, reports, business or of the Seller or any of its subsidiaries which has not been settled or resolved. Neither the Seller nor any of its subsidiaries has agreed to extend the statute of limitations with respect to any tax period or the review or audit of any tax return. Neither the Seller nor any of its subsidiaries has made or agreed (or been required) to make any adjustment or change in accounting method, which adjustment or change has not been concurred in by its independent certified public accountants. To the knowledge of the Seller, no material special charges, penalties, fines, liens, or similar encumbrances have been asserted against the Seller or any of its subsidiaries with respect to the payment or failure to pay any taxes which have not been paid or received without further liability to the Seller. Proper and accurate amounts have been withheld by the Seller and any of its subsidiaries from their respective employees for all periods in material compliance with the withholding provisions of applicable federal, state and local tax laws.

(14) Schedule III constitutes a full and complete list of each material contract or agreement to which the Seller or any of its subsidiaries is a party, by which the Seller or any of its subsidiaries is bound or under which the Seller or any or its subsidiaries has any rights. To the knowledge of the Seller, no third party has raised any claims, dispute or controversy with respect to any of such contracts of the Seller or any of its subsidiaries, and neither the Seller nor any of its subsidiaries has received notice or warning of alleged material nonperformance, delay or delivery or other noncompliance by the Seller or any of its subsidiaries with respect to their obligations under any of such contracts, which, in any case, would materially adversely affect the business or financial condition of the Seller or any of its subsidiaries.

(15) The Seller is not in violation of any term or provision of its Articles of Incorporation or By-Laws, and, to the knowledge of the Seller, neither the Seller nor any of its subsidiaries is in default under any term or provision of any indebtedness, mortgage, indenture, contract, agreement or judgment to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries is bound, wherein a default would have a material adverse effect on the assets or financial condition of the Seller and its subsidiaries taken as a whole.

(16) Schedule IV constitutes a full and complete fist of all policies of insurance to which the Seller is a party or is a beneficiary or named insured, and the Seller has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein.

(17) Subject to the accuracy of each of the Purchaser's representations in Section D of this Agreement, the offer, sale and issuance of the Shares constitute transactions exempt from the registration requirements of
         Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), Section 5 of the Georgia Securities Act of 1973, as amended (O.C.G.A. Section 10-5-5) (the "Georgia Act"), Section 51:709(15) of the Louisiana Securities Law, as amended (the "Louisiana Law") and
         Section 705 of the Regulations adopted thereunder, and the securities acts and laws of any other applicable jurisdictions.

(18) The Seller is under no contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued, except as set forth in
         Schedule V hereto.

(19) There has been no declaration or payment by the Seller of any dividend, nor any other distribution by the Seller of any assets of any kind, to any of its stockholders except dividends on Series A Convertible Preferred Stock.

(20) Except as set forth in Schedule VI hereto, neither the Seller nor any of its subsidiaries is a party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, profit sharing plans, retirement agreements or other employee compensation agreements.

(21) Neither the Seller's nor any of its subsidiaries's employees are represented by any labor unions, and, to the Seller's knowledge, no union organization campaign in progress. To the knowledge of the Seller, none of the officers of the Seller or any of its subsidiaries intend to terminate employment with the Seller or any of its subsidiaries.

(22) The Seller has not incurred and will not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

(23) Except for (i) transactions entered into in the normal course of business and (ii) the agreements listed on Schedule VII, none of the officers or directors of the Seller is a party to any transactions with the Seller or any of its subsidiaries.

(24) The Articles of Incorporation and By-Laws of the Seller are in the forms set forth as Exhibits B and C, respectively. The minute books of the Seller and any of its subsidiaries heretofore made available to the Purchaser and its counsel for inspection contain accurate records in all material respects of all meetings and other corporation actions taken by the directors and stockholders of the Seller or any of its subsidiaries, as the case may be.

(25) No statement by the Seller contained in this Agreement, or the attached exhibits or schedules or any written certificate furnished or to be furnished to any of the Purchasers pursuant to this Agreement when read together contains any known untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein, in view of the circumstances under which they were made, not misleading.

(26) All representations and warranties made herein which are to the "knowledge" of the Seller or words of similar import are made only to the extent of the actual as opposed to constructive knowledge of the officers of the Seller.

(27) If the Seller fails or refuses to comply with or otherwise breaches the agreements or representations contained in this Agreement in any material respect and does not correct such failure or breach within 60 days after written notice of such failure or breach is delivered to the Seller, then in addition to all other remedies available to the Purchaser, the Purchaser may demand that the Seller repurchase all Series C Shares acquired by the Purchaser at a price equal to the liquidation price plus accrued dividends.

 C.   AGREEMENTS OF THE SELLER
      ------------------------

      The Seller hereby covenants and agrees with the Purchaser as follows:

      (1)    For purposes of this Agreement:

             (a) "Affiliate" of any Person (which shall include an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an incorporated organization or a government or any department or agency thereof) means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to (i) vote 10% or more of the securities having ordinary voting power for the selection of directors of such Person or (ii) direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. In addition, as to Purchaser, "Affiliate" shall include any partnership a majority of the partners of which are officers, directors, employees or Affiliates of Purchaser, and as to the Seller, "Affiliate" shall not include Purchaser or any Affiliate of Purchaser which is a holder of any Securities of the Seller.

             (b) "Closing" means the date, time and place of the purchase and sale of the

 Series C Shares.

 (c) "Closing Date" means the earlier of (i) November 17, 1995 or (ii) a date specified by the Purchaser by notice to the Seller no less than two business days prior thereto or (iii) such other date as the Purchaser and Seller shall mutually agree.

 (d) "Equity" of the Seller means the total shareholders' equity of the Seller, determined in accordance with generally accepted accounting principles. The amount of Equity of the Seller represented by any Series C Shares shall be determined by subtracting from total Equity of the Seller the aggregate amount distributable as a preference upon dissolution of the Seller to the holders of any then outstanding shares of any class or series of preferred stock (other than the Series C Shares), dividing the balance obtained by the number of shares of Class A Common Stock then outstanding or issuable upon conversion of any convertible preferred stock then outstanding, and multiplying that per share amount by the aggregate number of such Series C Shares.

 (e) "Non-Attributable Stock" means shares of Class A Common Stock which have been previously sold, or were issued pursuant to the exercise of warrants which were previously sold, either (a) in a widely dispersed public offering; (b) in a private placement in which no purchaser, individually or in concert with others, acquired warrants, Class A Common Stock, Series A Convertible Preferred Stock, Series B Preferred Stock or any combination thereof, representing (upon conversion, in the case of any convertible preferred stock, and upon exercise for Class A Common Stock, in the case of any warrants) more than 2 % of the outstanding Class A Common Stock; (c) in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act or (d) into the secondary market in a market transaction executed through a registered broker-dealer in blocks of no more than 2.0% of the shares outstanding of the Seller in any six month period.

 (f) "Regulated Investor" means the Purchaser or any of its Affiliates or holder of any Series C Shares that is (or that is a subsidiary of a bank holding company) subject to the various provisions of the Bank Holding Company Act of 1956, as amended, or any similar, related or successor laws and regulations regulating banks or bank holding companies, and that holds any Securities of the Seller, so long as such Regulated Investor holds such Securities; and

 (g) "Regulatory Problem" means (A) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the Purchaser reasonably believes that such assertion will be made) that the Purchaser is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities or (B) when the Purchaser and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of any kind than are permitted under any applicable law or regulation or any requirement of any governmental authority;

      (h) "Securities" means, for purposes of this Agreement, the Seller's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, the Seller's capital stock (whether or not such derivative Securities are issued by the Seller). Whenever a reference herein to Securities refers to any derivative Securities, the rights of the Purchaser shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities; and

      (i) Capitalized terms used in this Agreement and not defined herein shall have the meanings given to such terms in the Designation of Terms of Series C Convertible Preferred Stock attached hereto as Exhibit A.

 (2)  The Seller shall furnish to each Purchaser:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Seller, either (A) a copy of the Seller's Annual Report on Form 10-K (or any successor form) and any documents incorporated by reference into such form for the prior fiscal year, as filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act"), or (B) a copy of the consolidated balance sheet of the Seller and its consolidated Subsidiaries as at the end of such year and the related consolidated statement of income and retained earnings and of cash flow for such year, setting forth in each case in comparative form the figures for the previous year certified by Arthur Andersen & Co., L.L.C. or by another firm of nationally recognized independent certified public accountants, and the consolidated balance sheet of the Seller and its consolidated Subsidiaries as at the end of such fiscal year, showing inter-company eliminations, and the related consolidating statements of income and retained earnings and changes in financial position of the Seller and its consolidated Subsidiaries for such year, showing inter-company eliminations, setting forth in each case in comparative form the figures for the previous fiscal year, certified by Arthur Andersen & Co., L.L.C. or by another firm of nationally recognized independent certified public accountants;

      (b) as soon as available but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Seller, either (A) a copy of the Seller's Quarterly Report on Form 10-Q (or any successor form) for the preceding fiscal quarter, as filed with the Commission under the: Exchange Act, or (B) the unaudited consolidated balance sheet of the Seller and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flow of the Seller and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the same period of the previous fiscal year, certified by the chief financial or accounting officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

      (c) promptly after the sending or filing thereof, as the case may be, copies of any reports, certificates, budgets, definitive proxy statements or financial statements which Seller sends to its shareholders and copies of any regular periodic and special reports or registration statements which Seller files with the Commission (or any governmental agency substituted therefor), including, but not limited to, any report or registration statement which Seller files with any national securities exchange;

      (d) no later than April 30 of each year, a certificate of the chairman, president or chief financial officer of the Seller setting forth the number of shares of Class A Common Stock or Series B Preferred Stock purchasable upon conversion of each share of Series C Shares as of the end of the preceding fiscal year and a description in reasonable detail of any adjustments in such number during the preceding fiscal year; and

      (e) if such holder is a Regulated Investor, such financial statements and other information as such Regulated Investor may from time to time reasonably request for the purpose of assessing the Seller's financial condition for purposes of complying with applicable laws or regulations;

      all such financial statements to be prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein (except as approved by such accountants and officer and disclosed therein).

(3) The Purchaser shall have the right to require the Seller to convert the Series C Shares into Class A Common Stock or Series B Preferred Stock of the Seller (the "Conversion Right") as provided in the Designation of Terms of Series C Convertible Preferred Stock attached hereto as Exhibit A.

(4) In the event that a Regulated Investor determines that it has a Regulatory Problem, the Seller agrees to use commercially reasonable efforts to take all such actions as are reasonably requested by such Regulated Investor in order (i) to effectuate and facilitate any transfer by such Regulated Investor of any Securities of the Seller then held by such Regulated Investor to any Person designated by such Regulated Investor, and (ii) to permit such Regulated Investor (or any Affiliate of such Regulated Investor) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of non-voting Securities of the Seller, which non-voting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be non-voting and shall be convertible into voting Securities on such terms as are requested by such Regulated Investor in light of regulatory considerations then prevailing, and (iii) to continue and preserve, to the extent not prohibited by any other provision of this Agreement or by applicable law, the voting interests with respect to the Seller provided for by virtue of such Regulated Investor's ownership of the Seller's voting Securities. Such actions may include, but shall not necessarily be limited to:

               (a) entering into such additional agreements as are requested by such Regulated Investor to permit any Person(s) designated by such Regulated Investor and reasonably acceptable to the Seller to exercise any voting power which is relinquished by such Regulated Investor upon any exchange of voting Securities for non-voting Securities of the Seller; and

               (b) entering into such additional agreements, adopting such amendments to the certificate of incorporation and by-laws of the Seller and taking such additional actions as are reasonably requested by such Regulated Investor in order to effectuate the intent of the foregoing.

            In the event a Regulated Investor has the right to acquire any of the Seller's Securities (as the result of a preemptive offer, pro rata offer or otherwise), at such Regulated Investor's request the Seller will offer to sell to such Regulated Investor non-voting Securities on the same terms as would have existed had such Regulated Investor acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to subsection C(4) above.

            In the event that any Subsidiary of the Seller ever offers to sell any of its Securities to a Regulated Investor, then the Seller will cause such Subsidiary to enter into agreements with such Regulated Investor substantially similar to those set forth in the above provisions hereof.

 D.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
      -----------------------------------------------

      The Purchaser hereby represents and warrants to the Seller that:

      (1) The Purchaser has been furnished with and has carefully read this Agreement and is familiar with and understands the terms of the purchase of the Series C Shares. The Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with the Purchaser's professional legal, tax, accounting and financial advisors the suitability of an investment in the Series C Shares for the Purchaser's particular tax and financial situation and has determined that the Series C Shares being subscribed for by the Purchaser are a suitable investment for the Purchaser.

      (2) The Purchaser acknowledges that (i) the Purchaser has had the right to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books which the Purchaser requested have been made available for inspection by the Purchaser, the Purchaser's attorney, accountant or adviser(s).

      (3) The Purchaser and/or the Purchaser's attorney, accountant or adviser(s) has/have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Seller concerning the purchase of the Series C Shares and all such questions have been answered to the full satisfaction of the Purchaser.

 (4) The Purchaser is not subscribing for series C Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, or similar media or broadcast over television or radio or presented at any seminar or meeting.

 (5) If the Purchaser is a natural person, the Purchaser has reached the age of majority in the state in which the Purchaser resides, has adequate means of providing for the Purchaser's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Series C Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

 (6) The Purchaser or the Purchaser's purchaser representative, as the case may be, has had such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the purchase of the Series C Shares to evaluate the merits and risks of an investment in the Series C Shares and to make an informed investment decision with respect thereto.

(7) The Purchaser will not sell or otherwise transfer the Series C Shares without registration under the Securities Act or applicable state securities laws or an exemption therefrom. None of the Series C Shares have been registered under the Securities Act or under the securities laws of any state. The Purchaser represents that the Purchaser is purchasing the Series C Shares for the Purchaser's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act. The Purchaser is aware that there is currently no market for the Series C Shares. The Purchaser is aware that an exemption from the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder is not presently available; and except as provided in Section F hereof, the Seller has no obligation to register the Series
      C Shares subscribed for hereunder, or any securities issuable upon conversion of such Series C Shares, or to make available an exemption from the Registration requirements pursuant to such Rule 144 or any successor rule for resale of the Series C Shares or any such underlying securities.

(8) The Purchaser recognizes that investment in the Series C Shares involves substantial risks, including the possible loss of the entire amount of such investment.

(9) The Purchaser acknowledges that the certificate representing the Series C Shares and any of the Class A Common Stock or Series B Preferred Stock issued upon conversion thereof shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT

                  BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED (THE "GEORGIA ACT"), THE LOUISIANA SECURITIES LAW, AS AMENDED (THE "LOUISIANA LAW"), OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE "STATE SECURITIES ACTS") AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE EXEMPTIONS CONTAINED IN SECTIONS 4(2) AND 4(6) OF THE SECURITIES ACT AND RULE 505 OF REGULATION D THEREUNDER AND
                  SECTION 10-5-9(13) OF THE GEORGIA ACT AND SECTION 51:709(15) OF THE LOUISIANA LAW AND SECTION 705 OF THE REGULATIONS ADOPTED THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN ANY MANNER EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE STATE SECURITIES ACTS; OR (II) UPON THE DELIVERY TO SATELLINK PAGING INC. OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO SATELLINK PAGING INC., IN ITS SOLE DISCRETION, THAT SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES ACTS."

        The restrictions referred to in such legend shall terminate and cease to be effective with respect to any Series C Shares or Class A Common Stock which are registered under the Securities Act or upon receipt by the Seller of an opinion of counsel reasonable acceptable to the Seller in form and substance reasonably satisfactory to the Seller to the effect that the Series C Shares or Class A Common Stock may be freely resold without registration under the Securities Act and without compliance with volume, manner of sale or current information requirements imposed by Rule 144 under the Securities Act. Whenever such restrictions shall so terminate, the holders of such Series C Shares or Class A Common Stock shall be entitled to receive from the Seller, at the Seller's expense, certificates representing such Series C Shares or Class A Common Stock not bearing the legend set forth above.

(10) The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Act ("Regulation D"), by virtue of the fact that (mark applicable choice or choices):

     (i)  Individual accredited investors must initial at least one of the
          ----------------------------------------------------------------
          following two statements:
          ------------------------

          (A) The Purchaser had individual income of more than $200,000 (or $300,000 including income attributable to spouse) in each of the most recent two years and reasonably expects to have an individual income in excess of $200,000 (or $300,000 including income attributable to spouse) for the current year.

          (B) The Purchaser has an individual net worth, or a combined net worth with the Purchaser's spouse, in excess of $1,000,000. For purposes of this Agreement, "individual net worth" means the excess of total assets as fair market value, including homes and personal property, over total liabilities.

   (ii)   Accredited partnerships, corporations, trusts or other equity
          -------------------------------------------------------------
          investors must initial one or more of the following three statements.
          ---------------------------------------------------------------------

          (A) All of the individual equity owners of the Purchaser qualify as accredited investors under statements (i)(A) or (i)(B) above.

          (B) The Purchaser is a bank, savings and loan, or insurance company as defined in the Act, or is a corporation, partnership, or business trust with total assets in excess of $5,000,000.

          (C) The Purchaser otherwise meets the definition of an accredited investor set forth in Rule 501(a) of Regulation D, as follows (explain briefly and contact the Seller prior to submission to verify accredited investor status):

    (11) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Stock Purchase Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of its Series C Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold such Series C Shares,
          (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring such Series C Shares, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

    (12) If the Purchaser is a retirement plan or is investing on behalf of a retirement plan, the Purchaser acknowledges that investment in the Series C Shares poses risks including the inability to use losses generated by an investment in the Series C Shares to offset taxable income.

    (13) This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity (whether applied in an action at law or in equity).

    (14) Neither the execution of this Agreement nor the consummation by it of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any material contract, commitment, agreement, understanding or restriction of any kind to which it is a party or by which it is bound.

    (15) No consent, approval, order or authorization of any court, administrative agency, or other governmental entity or any other person is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser.

E.  UNDERSTANDINGS.
    ---------------

    The Purchaser understands, acknowledges and agrees with the Seller as follows:

    (1) Except as required by law, the Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Purchaser hereunder and that this Agreement and such other agreements shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

    (2) No federal or state agency has made any finding or determination as to the terms of this purchase of Series C Shares for investment nor any recommendation or endorsement of the Series C Shares.

    (3) The offer and sale of the Series C Shares hereby is intended to be exempt from registration under the Securities Act by virtue of Sections 4(2) and 4(6) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein.

     (4) There is no public or other market for the Series C Shares, and no such public or other market may ever develop. There can be no assurance that the Purchaser will be able to sell or dispose of the Series C Shares. It is understood that in order not to jeopardize the exempt status of the purchase of the Series C Shares under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

     (5) The Purchaser acknowledges that the Seller's Series B Preferred Stock, into which the Series C Shares may be converted as provided herein, ranks junior to all other classes of preferred stock of the Seller and generally represents a common stock equivalent.

F.   REGISTRATION RIGHTS
     -------------------

     (1) Upon the written demand of any Purchaser to the Seller (a "Demand") at any time and from time to time after the earlier of (i) six months following an initial public offering of securities by the Seller or
          (ii) three years after the Closing Date requesting that the Seller effect the registration under the Securities Act of Series C Shares or of Class A Common Stock issued upon conversion thereof (hereinafter collectively referred to as "Registrable Securities") of such Purchaser, the Seller will promptly give written notice (a "Demand Notice") of such Demand to all other Purchasers. Each other Purchaser may request that the Seller effect the registration under the Securities Act of additional Registrable Securities of such Purchaser by delivering written notice to the Seller specifying such number of Registrable Securities within 20 days of receipt of the Demand Notice. In the event that the Seller receives requests for the registration under the Securities Act of at least an aggregate of one-fifth of the outstanding Registrable Securities, as adjusted pursuant to the Designation of Terms of Series C Convertible Preferred Stock attached hereto as Exhibit A (or if less than an aggregate of one-fifth of the Registrable Securities are outstanding, the remainder of the Registrable Securities then outstanding) within such 20-day period the Seller shall give written notice (a "Registration Notice") to all Purchasers that the Seller will be filing a registration statement pursuant to this subsection F(1) and will thereupon use its commercially reasonable efforts promptly to effect the registration under the Securities Act of (i) the Registrable Securities which Purchasers have requested to be registered within 20 days of the Demand Notice, and (ii) additional Registrable Securities which Purchasers have requested to be registered within 10 days of the Registration Notice. Promptly within 20 days of the Registration Notice, the Seller will notify all Purchasers whose Registrable Securities are to be included in the registration of the number of additional Registrable Securities requested to be included therein by the other Purchasers. If the registration of which the Seller gives notice pursuant to this subsection F(1) is for an underwritten public offering, only Registrable Securities which are to be included in the underwriting may be included in such registration, and the selling Purchasers shall, after reasonable consultation with the Seller, have the right to designate the managing underwriter(s) in any such underwritten public offering with the consent of the Seller (which consent shall not be unreasonably withheld). Holders who include Registrable Securities in a registration pursuant to subsection F(l) shall bear the cost of any underwriters' discounts and commissions relating to their Registrable Securities which are sold. Purchasers shall be limited to two (2) demand registrations under this subsection F(l); provided, however, that if such demand registration is made prior to an initial public offering by the Seller, the Seller may, by written notice to Purchasers, convert such demand registration into a primary offering by the Seller, and the Seller may include Class A Common Stock to be issued by the Seller in a registration pursuant to the provisions of subsection F(3) (provided that any reduction in the number of securities shall be on a pro rata basis) and such registration will not constitute a demand registration under this subsection F(l).

    (2) The Seller is obligated to effect not more than two (2) demand registrations under subsection F(l) and, with respect to each such registration, the Seller shall bear all expenses other than underwriting discounts and commissions, if any, in connection with registrations, filings or qualifications pursuant to subsection F(l), including without limitation all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Seller and the fees and disbursements of one counsel for the selling Purchasers, provided that (i) a registration will not constitute a demand registration under subsection F(l) until it has been declared effective under the Securities Act, (ii) no Person other than holders of Registrable Securities shall have any right to have securities included in any registration under subsection F(l); provided, however, that the Purchaser acknowledges that the Seller has the right, as provided in subsection F(l), to convert a demand registration that would be an initial public offering by the Seller into a primary offering by the Seller with the Purchaser having piggyback registration rights with respect thereto.

    (3) If, at any time after the date hereof, the Seller proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or Form S-4 or such other form as shall be prescribed under the Act for substantially similar purposes), it will at each such time give written notice (which notice shall state the intended method of disposition thereof by the prospective sellers) to all holders of outstanding Registrable Securities of its intention to do so and the proposed minimum offering price per Registrable Securities and upon the written request of any holder thereof given within 10 days after the Seller's giving of such notice, the Seller will use its reasonable best efforts to effect the registration of the Registrable Securities which it shall have been so requested to register by including the same in such registration statement all to the extent required to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition given in each such request. If the registration of which the Seller gives notice pursuant to this subsection F(3) is for an underwritten public offering, only Registrable Securities which are to be included in the underwriting may be included in such registration, and the Seller shall have the right to designate the managing underwriter(s) in any such underwritten public offering; provided that (i) the Seller shall use its commercially reasonable efforts to cause the managing underwriter(s) to include the Registrable Securities requested to be included in the registration in the underwriting; (ii) if the managing underwriter(s) advises the holders of the Registrable Securities and all other Persons seeking to include securities of the Seller held by them in such registration statement ("Other Security Holders") in writing that the total amount of securities which they and the Seller intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the amount of securities to be offered shall be reduced (A) in the case of an exercise of the Seller's right to convert a demand registration to a primary offering, pro rata among the Seller and the holders of Registrable Securities, or (B) in any other case, pro rata among the holders of the Registrable Securities and all Other Security Holders (based upon the amount of securities each such Person, other than the Seller, sought to include in the offering) to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by such managing underwriter(s) (which amount may be zero, if so recommended by such managing underwriter(s). Any registration statement filed pursuant to this subsection F(3) may be withdrawn at any time at the discretion of the Seller.

    (4) If a registration under subsection F(1) or F(3) shall be in connection with an underwritten public offering, each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, and not to effect any such sale or distribution of any other equity security of the Seller or of any security convertible into or exchangeable or exercisable for any equity security of the Seller (other than as part of such underwritten public offering) within seven days before or 180 days after the effective date of such registration statement (and the Seller hereby also so agrees and agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Seller purchased from the Seller at any time other than in a public offering, so to agree).

    (5) As a condition to the inclusion of a holder's Registrable Securities in any registration statements, each such holder of Registrable Securities requesting registration thereof will furnish to the Seller such information with respect to such holder as is required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission. Failure of a holder to furnish such information or agreement shall not affect the obligation of the Seller under this Section F to the remaining holders who furnish such information.

    (6) If and whenever the Seller is required under this Section F to use its commercially reasonable efforts to effect the registration of Registrable Securities under the Securities Act, the Seller shall:

          (a) as expeditiously as possible and subject to the limitations set forth in subsection F(3), prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing;

          (b) as expeditiously as possible, prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the registration statement covering such Registrable Securities and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and usable for resale for a period necessary to complete the distribution of such securities, but in no event in excess of 24 months plus any period during which the holders of Registrable Securities are obligated to refrain from selling because the Seller is required to amend or supplement the prospectus under subsection F(6)(d), and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended method of disposition of the sellers set forth therein;

          (c) as expeditiously as possible, furnish to each seller of such Registrable Securities registered, or to be registered under the Securities Act, and to each underwriter, if any, of such Registrable Securities such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities

          (d) as expeditiously as possible, notify each seller of such Registrable Securities if, at any time when a prospectus relating to such Registrable Securities, is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Registrable Securities would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act and prepare and furnish to all sellers as promptly as possible, and in any event within ninety (90) days of such notice, a reasonable number of copies of a supplement to or an amendment of such prospectus which will correct such statement or omission or effect such compliance;

          (e) as expeditiously as possible, use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such seller shall reasonably request and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the public sale or other disposition in each such jurisdiction of the Registrable Securities owned by such seller and included in such registration statement, provided that the Seller shall not be required to consent to the general service of process or to qualify to do business in any jurisdiction where it is not then qualified;

          (f) use its reasonable best efforts to keep the holders of such Registrable Securities informed of the Seller's best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and will promptly notify such holders and the managing underwriters if any, participating in the distribution pursuant to such registration statement of the following: (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective or is approved; (B) of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose; and (C) of the suspension of the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction;

          (g) make available to its security holders, as soon as practicable, an earnings statement covering a period of at least twelve months which satisfies the provisions of Section II (a), of the Securities Act and Rule 158 thereunder;

          (h) cooperate with the sellers of such Registrable Securities and the underwriters, if any, of such Registrable Securities; give each seller of such Registrable Securities, and the underwriters, if any, of such Registrable Securities and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Seller with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act and, in the event that Registrable Securities are to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions, including without limitation the furnishing to the underwriters of a customary opinion of independent counsel to the Seller and a customary "comfort" letter from the Seller's independent public accountants;

          (i) provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement;

          (j) as to the two (2) permitted demand registrations under subsection F(1) and all registrations under subsection F(3), pay all costs and expenses incident to the performance and compliance by the Seller of this Section F, including without limitation (A) all registration and filing fees; (B) all printing expenses; (C) all fees and disbursements of counsel and independent public accountants for the Seller; (D) all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys);
 (E) all transfer taxes; (F) the entire expense of any special audits required by the rules and regulations of the Commission; (G) the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto and (H) the fees and expenses of one counsel for the holders of the Registrable Securities being registered; and

          (k) as to the first registration under subsection F(l) which is in respect of an underwritten offering, as expeditiously as possible, take such actions as the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities to be included in such offering (including, without limitation, effecting a stock split, stock dividend or a combination of shares of Common Stock).

 (7) (i) The Seller will indemnify and hold harmless each seller of Registrable Securities, each director, officer, employee and agent of each seller, and each other person, if any, who controls such seller within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such seller and furnished to the Seller in writing by such seller expressly for use therein, and provided that the Seller will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act under the indemnity agreement in this subsection F(7) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the sale by such underwriter of Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Seller has previously furnished copies thereof to such underwriter, or from a sale to a Person in a state where the offering has not been registered or qualified, if the Seller has notified the seller and any underwriter involved in such sale of the states where the offering has been registered or qualified.

          (ii) It shall be a condition to the obligation of the Seller to effect a registration of Registrable Securities under the Securities Act pursuant hereto that (X) each seller, severally and not jointly, indemnify and hold harmless the Seller and each person, if any, who controls the Seller within the meaning of the Securities Act or the Exchange Act to the same extent as the indemnity from the

     Seller in the foregoing paragraph, but only with reference to any breach by such seller of any agreement between such seller, and the Seller with respect to the offering and with reference to information relating to such seller furnished to the Seller in writing by such seller expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto and (Y) each seller, in the event that Registrable Securities are to be sold in an underwritten offering, enters into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions.

         (iii) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this subsection F(7), such indemnified party shall promptly notify the indemnifying party in writing of the same, provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this subsection F(7). The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (B) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (C) representation of such indemnified party by the counsel retained by the indemnifying party would, in the reasonable opinion of the indemnified party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, provided that the Seller shall not be liable for the fees and disbursements of more than one additional counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(8) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection F(7) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Seller or the applicable sellers, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities incurred (including legal or other expenses reasonably incurred in connection with the investigating or defending of same) by the other and for which such indemnification was sought. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities included in the registration statement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances; provided, however, that (i) in no case shall any seller of Registrable Securities be required to contribute any amount in excess of the total public offering price of the Registrable Securities sold by him and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection F(8), each person who controls any seller of Registrable Securities or the Seller shall have the same rights to contribution as such seller or the Seller. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the Seller or the seller of Registrable Securities under this subsection F(8), notify the Seller or such seller, as the case may be, but the omission to so notify the Seller or such seller, as the case may be, shall not relieve it from any other obligation it may have hereunder or otherwise.

    (9) After the date hereof, the Seller shall not grant to any holder of securities of the Seller any registration rights which have a priority greater than or equal to those granted to holders of Registrable Securities pursuant to this Section F without the prior written consent of the holders of at least a majority of the aggregate outstanding Registrable Securities, voting as a single group.

G.  CONDITIONS OF PURCHASER'S OBLIGATIONS AT THE CLOSING
    -------------------------------------------------

    The obligations of each Purchaser under this Agreement to purchase Series C Shares at the Closing are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by such Purchaser:

    (1) The representations and warranties of the Seller contained in this Agreement shall be true, correct and complete as of the Closing.

    (2) The Seller shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Seller at the Closing.

    (3) Such Purchaser shall be satisfied with its due diligence investigation of the affairs of the Seller, including, without limitation, its review of the interim unaudited financial statements of the Seller at and for the two (2) months ended September 30, 1995. For purposes of this subsection, a Purchaser shall be deemed to be satisfied with its due diligence investigation unless, on or prior to November 14, 1995, such Purchaser gives written notice to the Seller that such Purchaser is not so satisfied and is electing not to consummate the transactions contemplated hereby, which notice shall specify, with reasonable particularity, the basis of such election. No waiver of rights for breach of representations arises from such due diligence investigation.

      (4) All corporate and legal proceedings taken by the Seller in connection with the transactions contemplated hereby and all documents and papers relating to such transactions shall be satisfactory to the Purchasers, in the reasonable exercise of the judgment of the Purchasers.

      (5) The Purchasers shall have received a legal opinion from counsel to the Seller substantially in the form set forth in Exhibit D hereto.

      (6) The Articles of Incorporation and Bylaws of the Seller shall read in their entirety substantially as set forth in Exhibits B and C hereto, respectively, and shall be in full force and effect.

      (7) The Seller shall have obtained all necessary Blue Sky permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Series C Shares.

      (8)   The Seller shall have delivered to the Purchaser on the date of
            Closing:

                (a) An Officer's Certificate dated the Closing Date, stating that the conditions set forth in subsections (1), (2) and (6) have been satisfied;

                (b) Copies of the Articles of Incorporation and Bylaws of the Seller, each certified by an officer of the Seller;

                (c) Copies of the resolutions of the Seller's Board of Directors, authorizing the transactions contemplated hereby; and

                (d) Such other documents relating to the transactions contemplated by this Agreement as such Purchaser or such Purchaser's counsel may reasonably request.

      (9) No Regulated Investor shall acquire any Series C Shares which, when aggregated with all other Securities of the Seller then held by a Regulated Investor or its Affiliates, would upon issuance represent in excess of 24.99% of the Equity of the Seller unless such shares, when issued, would constitute Non-Attributable Stock.

      (10) An aggregate total of 3,500 shares of Series C Shares shall be sold pursuant to this Agreement.

      (11) The Articles of Incorporation and any other necessary documents shall be amended to increase the number of authorized shares of Series B Preferred Stock and to allow for issuance of the Series B Preferred Stock upon conversion of the

            Series C Shares.

      (12) The consent of the holders of the Series A Convertible Preferred Stock required in order to establish the senior priority of the Series C Preferred Stock to such Series A Convertible Preferred Stock shall have been obtained.

      (13) The Seller shall purchase from Creditanstalt American Corporation 538 Warrant Shares. The term "Warrant Shares" means the shares of Common Stock or Preferred Stock issued or issuable upon exercise of the Warrants, or Common Stock issued or issuable upon conversion of the Preferred Stock, in each case as the same may be adjusted from time to time pursuant to Section 12 of a Warrant Agreement between the Seller and Creditanstalt American Corporation dated as of December 3, 1992 and amended and restated as of December 23, 1994 and further amended and restated as of the date hereof and the provisions of the Seller's Articles of Incorporation. The purchase price for such Warrant Shares shall be $175.00 per Warrant Share and shall be paid in cash at the Closing.

 H.   MISCELLANEOUS
      -------------

      (1) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

      (2) Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

      (3) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Seller, to Satellink Paging Inc., 1100 Northmeadow Parkway, Suite 100, Roswell, Georgia 30076, Attention:
            Daniel D. Lensgraf with a copy (which shall not constitute notice) to Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, Attention: Sidney J. Nurkin, Esq., or (ii) if to the Purchaser, to the address for correspondence set forth in the Stock Purchase Agreement, or at such other address as may have been specified by written notice given in accordance with this Paragraph (3).

      (4) Failure of the Seller or the Purchaser to exercise any right or remedy under this Agreement or any other agreement between the Seller and the Purchaser, or otherwise, or delay by the Seller or the Purchaser in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Seller or the Purchaser will be effective unless and until it is in writing and signed by the Seller or the Purchaser, as the case may be.

      (5) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Georgia, as such laws are applied by the Georgia courts to agreements entered into and to be performed in Georgia by and between residents of Georgia, and shall inure to the benefit of and be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of and be binding upon the Seller, its successors and assigns. If any provision of this Stock Purchase Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

      (6) The Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

      (7) Each party hereto has had the opportunity to review this Agreement with its separate legal counsel.

      (8) The representations, warranties and agreements contained in this Agreement shall survive the execution and delivery of this Agreement.

      (9) All nonpublic information disclosed by any of the parties hereto to the representatives of the other parties shall be kept strictly confidential.

      (10) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Telecopy transmission of signatures shall be deemed originals.

 I.   SIGNATURE
      ---------

      The signature of this Agreement is contained as part of the applicable subscription package, entitled "Signature Page".

                             SATELLINK PAGING INC.
                                SIGNATURE PAGE

 The Purchaser hereby purchases for the number of Series C Shares as set forth below.

 1.      Dated: November 17, 1995

 2.      Number of Series C Shares purchased :      1,000
                                                 -----------
 3. Aggregate purchase price for number of Series C Shares purchased, at $1,000.00 per Share:

         $1,000,000.00
         -------------


                                          CREDITANSTALT AMERICAN
                                          CORPORATION

                                          By: /s/ Robert M. Biringer
                                             -------------------------------
                                          Name: Robert M. Biringer
                                          Title: Senior Vice President

                                          By: /s/ John P. Macukas
                                             -------------------------------
                                          Name: John P. Macukas
                                          Title: Senior Vice President

                                          Address:   245 Park Avenue
                                                  --------------------------
                                                     New York, NY 10167-0096
                                              ------------------------------

                                              ------------------------------

                                          Taxpayer I.D. No.  13-2847463
                                                           -----------------
                                          SATELLINK PAGING INC.

 Dated:                                   By: /s/ Jerry W. Mayfield
        --------------------                  ------------------------------

                                                Chief Executive Officer

     The Company has entered into Series C Convertible Preferred Stock Securities Purchase Agreements that are substantially similar in all material respects except with respect to the purchaser and the number of shares purchased. The material details in which such agreements differ From Exhibit 4.7 are as follows:

Purchaser:                              Number of Shares:
---------                               ----------------

Campbell Investment Group, Ltd.                 500
Kellett Investment Corporation                2,000